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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report on the Financial Statements of M.R. Radiology Imaging of Lower Manhattan, P.C. for the year ended December 31, 1996, included in this Form 8-K/A, into the Company's previously filed Registration Statements No. 33-42091, No. 33-72876 and No. 33-86214 on Form S-3 and Registration Statements No. 33-86872 and No. 333-8699 on Form S-8.

/s/ DAVID FISCHER & COMPANY, P.A.
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DAVID FISCHER & COMPANY, P.A.


Morristown, New Jersey
January 16, 1998